Exhibit 99.1

iRhythm Technologies Announces Third Quarter 2021 Financial Results

SAN FRANCISCO, November 4, 2021 -- iRhythm Technologies, Inc. (NASDAQ: IRTC), a leading digital health care solutions company focused on the advancement of cardiac care, today reported financial results for the three months ended September 30, 2021.

Third Quarter 2021 Financial Highlights

•Revenue was $85.4 million, a 18.7% increase compared to third quarter 2020
•Gross margin was 65.7%, a 8.9% decrease compared to third quarter 2020
•Adjusted EBITDA (defined as EBITDA less stock compensation) was negative $8.7 million
•Cash and Short-Term Investments were $256.8 million as of September 30, 2021, a $1.1 million increase from June 30, 2021

"Our third quarter results reflect the continued strength of our Zio platform with further market penetration of Zio XT in the U.S. complemented by strong growth from Zio AT and in the U.K.,” commented Quentin Blackford, iRhythm's President and CEO. “Once again, strong volume growth offset Medicare pricing headwinds. Further, despite the impact of staffing shortages which reduced volumes and impacted iRhythm’s ability to onboard new accounts, the company achieved 19% year-over-year growth and made tremendous progress working through clinical backlog to bring turnaround times back to normal levels. While staffing shortages remain a headwind, we have now resumed full sales activities and are encouraged by our registration trends as we have entered the fourth quarter."

Operational Highlights

•Appointed Quentin Blackford President and CEO
•Appointed Karen Ling to Board of Directors, replacing Raymond Scott, who retired
•3-year results from the mHealth Screening to Prevent Strokes (mSToPS) clinical trial published in PLOS One
•Surpassed two significant service delivery milestones that included serving four million patients in our history and amassing over one billion hours of curated ECG data
•Received a UCSF Health Award in the Remote Diagnostic Tool category

“In just the few short weeks that I have been a part of the iRhythm team, I've gained an even deeper appreciation of the value that the Zio platform can bring to patients, physicians, and the healthcare system. It is clear to me that our clinical and competitive differentiation is widely recognized, and the Zio service is seen as best in class,” added Blackford. “Looking ahead, I see significant opportunity for continued growth in the U.S., expansion into the Silent AF market and international development. To capture our full potential, we must also transform the way that we operate so we can scale our business effectively and efficiently. I am very excited to be a part of this dedicated team of professionals as we further build on our world-class commercial and innovation capabilities while achieving new levels of operational excellence."

Medicare Reimbursement Update
On November 2, 2021, the Centers for Medicare and Medicaid Services (CMS) released the Calendar Year 2022 Medicare Physician Fee Schedule (MPFS) Final Rule and accompanying Addenda, along with updated payment policies, payment rates, and other provisions for services furnished under MPFS on or after January 1, 2022. In the Final Rule,

Exhibit 99.1

CMS did not issue national pricing and continued carrier pricing for calendar year 2022 on Category I CPT codes 93241, 93243, 93245 and 93247 for extended external ECG monitoring, the relevant codes for the Zio XT service.

iRhythm and other industry participants have been working with Medicare Administrative Contractors (MACs) to establish pricing for these codes. iRhythm remains engaged with all of the MACs and is working with other industry participants to submit additional cost data on long-term continuous ECG monitoring for consideration to establish fair and appropriate local rates. iRhythm is evaluating the new information included in the Final Rule and its potential implications on discussions with the MACs. iRhythm cannot provide certainty at this time on the potential outcome of the discussions with the MACs or on the timing of any action to be taken.

Third Quarter Financial Results
Revenue for the three months ended September 30, 2021 increased 18.7% to $85.4 million, from $71.9 million during the same period in 2020. The increase was driven by an increase in volume partially offset by a decrease in Zio XT Medicare reimbursement rates.

Gross profit for the third quarter of 2021 was $56.1 million, up from $53.7 million during the same period in 2020, while gross margins were 65.7%, down from 74.7% during the same period in 2020. The decrease in gross margin was primarily due to a decrease in Zio XT Medicare reimbursement rates, and higher costs related to ensuring clinical capacity.

Operating expenses for the third quarter of 2021 were $79.4 million, compared to $58.5 million for the same period in 2020. The increase in operating expenses was primarily due to increases in compensation and legal spending.

Net loss for the third quarter of 2021 was $23.7 million, or a loss of $0.81 per share, compared with net loss of $4.7 million, or a loss of $0.17 per share, for the same period in 2020.

Financial Guidance
Based on unforeseen ongoing impacts from the COVID-19 Delta variant, customer staffing challenges and delayed new account launches and expansion, iRhythm expects revenue to range from $317 million to $319 million for the full year 2021, representing year over year growth of approximately 20%. This compares to previous revenue guidance of $320 million to $325 million.

Webcast and Conference Call Information
iRhythm’s management team will host a conference call today beginning at 1:30 p.m. PT/ 4:30 p.m. ET. Investors interested in listening to the conference call may do so by accessing the live and archived webcast of the event available on the “Investors” section of the company’s website at: www.irhythmtech.com.

About iRhythm Technologies, Inc.
iRhythm is a leading digital health care company redefining the way cardiac arrhythmias are clinically diagnosed. The company combines wearable biosensor devices worn for up to 14 days and cloud-based data analytics with powerful proprietary algorithms that distill data from millions of heartbeats into clinically actionable information. The company

Exhibit 99.1

believes improvements in arrhythmia detection and characterization have the potential to change clinical management of patients.

Use of Non-GAAP Financial Measures and Other Operating Metrics
We refer to certain financial measures that are not recognized under U.S. generally accepted accounting principles ("GAAP") in this press release, including: Adjusted EBITDA. See the schedules to this press release for additional information and reconciliations of such non-GAAP financial measures.

Forward-Looking Statements
This news release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 and the Private Securities Litigation Reform Act of 1995. These statements include statements relating to reimbursement rates and coverage, market expansion, plans to reduce costs and improve efficiency, expectations for future performance and financial guidance. Such statements are based on current assumptions that involve risks and uncertainties that could cause actual outcomes and results to differ materially. These risks and uncertainties, many of which are beyond our control, include risks described in the section entitled “Risk Factors” and elsewhere in our filings made with the Securities and Exchange Commission on Forms 10-K and 10-Q. These forward-looking statements speak only as of the date hereof and should not be unduly relied upon. iRhythm disclaims any obligation to update these forward-looking statements.

Investor Relations Contact:
Leigh Salvo
(415) 937-5404
investors@irhythmtech.com

Media Contact:
Morgan Mathis
310-528-6306
irhythm@highwirepr.com

Exhibit 99.1

IRHYTHM TECHNOLOGIES, INC.
Condensed Consolidated Balance Sheets
(Unaudited)
(In thousands, except share and per share data)

	September 30, 2021	December 31, 2020
Assets
Current assets:
Cash and cash equivalents	$167,371	$88,628
Short-term investments	89,396	246,589
Accounts receivable, net	52,820	29,932
Inventory	9,960	5,313
Prepaid expenses and other current assets	5,641	7,363
Total current assets	325,188	377,825
Property and equipment, net	53,429	34,247
Operating lease right-of-use assets	86,116	84,714
Goodwill	862	862
Other assets	14,655	14,091
Total assets	$480,250	$511,739
Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$4,893	$4,365
Accrued liabilities	53,141	40,532
Deferred revenue	2,374	930
Debt, current portion	11,667	11,667
Operating lease liabilities, current portion	10,707	8,171
Total current liabilities	82,782	65,665
Debt, noncurrent portion	12,603	21,339
Other noncurrent liabilities	2,432	1,830
Operating lease liabilities, noncurrent portion	86,593	81,293
Total liabilities	184,410	170,127
Stockholders’ equity:
Preferred stock	—	—
Common stock	27	27
Additional paid-in capital	669,373	646,258
Accumulated other comprehensive income	(6)	11
Accumulated deficit	(373,554)	(304,684)
Total stockholders’ equity	295,840	341,612
Total liabilities and stockholders’ equity	$480,250	$511,739

Exhibit 99.1

IRHYTHM TECHNOLOGIES, INC.
Condensed Consolidated Statements of Operations
(Unaudited)
(In thousands, except share and per share data)

	Three Months Ended September 30,		Nine Months Ended September 30, 2021
	2021	2020	2021	2020
Revenue, net	$85,432	$71,944	$241,021	$186,357
Cost of revenue	29,284	18,232	78,737	49,779
Gross profit	56,148	53,712	162,284	136,578
Operating expenses:
Research and development	8,685	8,768	26,801	29,725
Selling, general and administrative	70,745	49,701	203,227	140,945
Total operating expenses	79,430	58,469	230,028	170,670
Loss from operations	(23,282)	(4,757)	(67,744)	(34,092)
Interest expense	(279)	(384)	(921)	(1,145)
Other income, net	(76)	569	103	1,311
Loss before income taxes	(23,637)	(4,572)	(68,562)	(33,926)
Income tax provision	94	105	308	253
Net loss	$(23,731)	$(4,677)	$(68,870)	$(34,179)
Net loss per common share, basic and diluted	$(0.81)	$(0.17)	$(2.35)	$(1.25)
Weighted-average shares, basic and diluted	29,397,845	28,050,210	29,294,559	27,358,096

Exhibit 99.1

IRHYTHM TECHNOLOGIES, INC.
Reconciliation of Net Loss to Adjusted EBITDA
(Unaudited)
(In thousands)

	Three Months Ended September 30,		Nine Months Ended September 30, 2021
	2021	2020	2021	2020
Net loss	$(23,731)	$(4,677)	$(68,870)	$(34,179)
Income tax provision	94	105	308	253
Depreciation and Amortization	2,549	1,700	6,738	4,922
Interest expense	223	223	717	163
Stock-based compensation	12,160	17,444	42,651	27,517
Adjusted EBITDA	$(8,705)	$14,795	$(18,456)	$(1,324)